Exhibit 1.1

ASHFORD HOSPITALITY TRUST, INC.

Up to

$150,000,000

of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: May 15, 2015

EXHIBITS

Exhibit A — Form of Placement Notice

Exhibit B — Authorized Individuals for Placement Notices and Acceptances

Exhibit C — Compensation

Exhibit D — Form of Corporate Opinion of Andrews Kurth LLP

Exhibit E — Form of Tax Opinion of Andrews Kurth LLP

Exhibit F — Form of Corporate Opinion of Andrews Kurth LLP as counsel for the Advisor

Exhibit G — Form of Opinion of Hogan Lovells US LLP

Exhibit H — Form of Opinion of General Counsel

Exhibit I — Officers’ Certificate of Company

Exhibit J — Officers’ Certificate of Advisor

Exhibit K — Issuer Pricing Free Writing Prospectus

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Ashford Hospitality Trust, Inc.

Up to

$150,000,000

of Common Stock

EQUITY DISTRIBUTION AGREEMENT

May 15, 2015

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Each of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), confirms its agreement (this “Agreement”) with JMP Securities LLC (the “Placement Agent”), as follows:

SECTION 1.                            Description of Securities.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000.  Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance.  The issuance and sale of the Securities through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.  The Company hereby reserves the right to issue and to sell securities other than through the Placement Agent during the term of this Agreement, subject to the notice provisions contained in Section 7(k); provided, however, the Company has not currently engaged, and does not intend to engage in the foreseeable future, any placement agent other than the Placement Agent in connection with any at-the-market offering sales program with respect to any Company equity securities.  The addition of any other placement agent to the Company’s at-the-market offering sales program contemplated hereby shall require the consent of the Placement Agent.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3ASR (File No. 333-204235), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company will furnish to the Placement Agent, for use by the Placement Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

SECTION 2.                            Placements.  Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires such Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Placement

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Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.  If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Placement Agent will, prior to 4:30 p.m. (Eastern time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B) setting forth the terms that the Placement Agent is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B.  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 9 or Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below.  The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C.  It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.  The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

SECTION 3.                            Sale of Placement Securities by the Placement Agent.  Subject to the provisions of Section 6(a), the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities, at prevailing market prices, up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Placement Agent will provide written confirmation to the Company no later one hour after the closing of the Trading Day (as defined

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below) on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker.  If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.  For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4.                            Suspension of Sales.  The Company or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, represent and warrant to the Placement Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the time of each sale of any Securities or any securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agent, as follows:

(1)                                 Compliance with Registration Requirements.  The Securities have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act (“Rule 405”), and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing

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Prospectus (as defined below), or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act.  The conditions for the use of Form S-3ASR, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)).  The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use therein.

The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit K hereto, in each case in the form furnished (electronically or otherwise) to the Placement Agent for use in connection with the offering of the Securities.

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Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date (as defined below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading.  The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)                                 Capitalization.  The Company has an authorized capitalization of 200 million shares of Common Stock, and 50 million shares of preferred stock, par value $.01 per share (the “Preferred Stock”) and an outstanding capitalization as set forth in the Prospectus; the outstanding shares of capital stock or partnership or membership interests, of the Company and each subsidiary of the Company, including the Operating Partnership and its subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), as applicable, have been duly and validly authorized and issued and are fully paid and, with respect to shares of capital stock, membership interests and limited partnership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in Exhibit A to the Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), all of the outstanding shares of capital stock or partnership or membership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Prospectus, and, except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other

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equity interests of the Company or any Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any shares of capital stock or other equity interests, any convertible or exchangeable or redeemable securities or obligation, or any warrants, rights or options.

(3)                                 Subsidiaries.  Each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and the Prospectus and, in the case of each of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions contemplated herein.

(4)                                 Foreign Good Standings.  Each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).  Except as disclosed in the Registration Statement and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.  Other than as disclosed in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(5)                                 Due Authorization of Partnership Agreement.  The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(6)                                 Capitalization of Operating Partnership.  (A) Ashford OP Limited Partner, LLC (the “Limited Partner”), is a holder of Units representing a majority limited partnership ownership interest in the Operating Partnership and such units of preferred limited partnership interest in the Operating Partnership (the “Preferred Units”) as described in the Registration Statement and the Prospectus, (B) Ashford OP General Partner, LLC (the “General Partner”), is the holder of the sole general partner interest in

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the Operating Partnership, and (iii) the Company owns a 100% membership interest in the General Partner and in the Limited Partner, in each case, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Registration Statement and the Prospectus.

(7)                                 Compliance with Laws.  The Company and the Subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(8)                                 No Defaults.  Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its respective organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(9)                                 No Conflicts.  The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(10)                          Due Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership.

(11)                          No Consents; No Approvals.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company’s sale and delivery of the Securities, other than (A) such as have

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been obtained, or will have been obtained at the Applicable Time under the Securities Act and the Exchange Act and the Exchange Act Regulations, (B) such approvals as have been obtained in connection with the approval of the listing of the Securities on the NYSE, (C) any necessary qualification under the securities or blue sky laws of the various state jurisdictions in which the Securities are being offered by the Placement Agent, and (D) such approvals, authorizations, consents or orders or filings, the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(12)                          Licenses.  Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect.  No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus.  Neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement and the Prospectus, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(13)                          Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at the Applicable Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, no individual Issuer Limited Use Free Writing Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference into the Registration Statement

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and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in or deemed to be included in the Registration Statement or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein.

(14)                          Issuer Free Writing Prospectus.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  Any offer of the Securities that was a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(15)                          Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(16)                          Well-Known Seasoned Issuer. (A) At the effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(17)                          Certain Documents.  Each document incorporated by reference in the Registration Statement or the Prospectus, when it became effective or was filed with the

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Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable.

(18)                          No Litigation.  There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(19)                          Financial Statements.  The financial statements, including the related supporting schedules and notes thereto, included in (or incorporated by reference into) the Registration Statement or the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission.  The summary or selected financial data in the Registration Statement and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus.  No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus.  The unaudited pro forma financial information (including the related notes) included in the Registration Statement and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.  Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.  No other pro forma financial information is required to be included in the Registration Statement or the Prospectus.  All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and the Exchange Act Regulations and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(20)                          Independent Public Accountants.  Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Prospectus or are incorporated by reference therein and any other accounting firm that has certified Company financial statements (including financial statements of acquired properties or businesses) and delivered its reports with respect thereto, are, and were during the periods covered by their reports, registered independent public accountants as and to the extent required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (United States).

(21)                          No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement and the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole entered into or agreed to be entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) except for regular quarterly dividends on the Common Stock and Preferred Stock, and regular quarterly distributions on the Units, the Preferred Units, and the Class B Common Partnership Units in the Operating Partnership (the “Class B Units”), any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

(22)                          Description of Securities.  The Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(23)                          No Registration Rights.  There are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, except for those registration or similar rights that have been waived or that are inapplicable with respect to the offering contemplated by this Agreement.

(24)                          Valid Issuance of Securities.  The Securities to be purchased by the Placement Agent from the Company have been duly authorized for issuance and sale to the Placement Agent pursuant to this Agreement and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

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(25)                          Registration and Listing of Securities.  At or before the Applicable Time, the Securities will have been registered under Section 12(b) of the Exchange Act and approved for listing on the NYSE, subject to official notice of issuance.

(26)                          Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(27)                          No Registration as Broker.  Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA.

(28)                          No Reliance.  Neither the Company nor any of its affiliates has relied upon the ) Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(29)                          Certificates.  Any certificate signed by any officer of the Company or any Subsidiary delivered to the Placement Agent or to counsel for the Placement Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

(30)                          No Exempt Sales.  Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would not be required to be integrated with the sale of the Securities.

(31)                          Form of Certificate.  The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE.

(32)                          Mezzanine Loans.  All of the mezzanine loans of which the Company is the owner, directly or indirectly (the “Mezzanine Loans”), and all of the participation interests in loans of which the Company is the owner, directly or indirectly (the “Participation Interests,” and such loans, together with the Mezzanine Loans, collectively are referred to hereinafter as the “Loans”), are set forth or described in the Registration Statement and the Prospectus.  The Company is the sole owner and holder of the Loans, and has not sold, assigned, hypothecated or otherwise encumbered such Loans, except as

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set forth in the Registration Statement and the Prospectus.  To the Company’s knowledge, there is no offset, defense, counterclaim or right to rescission with respect to any of the notes or any of the other loan documents.  Neither the Company nor, to the knowledge of the Company, any other party has given or received a written notice of default under any Loans and, to the Company’s knowledge, no event exists which, with the giving of notice or the passing of time, or both, would constitute an event of default thereunder.  The Company has not subordinated its interest in the loans to which the Participation Interests relate to any other party, except as set forth in the Registration Statement and the Prospectus.

(33)                          Property.  The Company and the Subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described in the Registration Statement and the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Registration Statement and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.  Any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such Subsidiary.  The Company or a Subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property.

(34)                          Condition of Real Property.  All real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures.  To the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property.  Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or

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assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(35)                          Mortgages.  The mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in the Real Property or in the Company, the Operating Partnership or any Subsidiary, and none of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (ii) except as set forth in the Prospectus, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(36)                          Description and Enforceability of Contracts.  The descriptions in the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements.

(37)                          Intellectual Property.  The Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(38)                          Disclosure Controls; Internal Controls.  The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.  The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined

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in Rule 13a-15 and 15d-15 under the Exchange Act).  Such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; since the date of the most recent evaluation of such disclosure controls and procedures, there have been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies.

(39)                          Proprietary Trading by the Placement Agent.  The Company acknowledges and agrees that the Placement Agent has informed the Company that the Placement Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Placement Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(40)                          Compliance with Sarbanes-Oxley.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(41)                          Taxes.  Each of the Company, the Operating Partnership and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or

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similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the Subsidiaries.  Except as disclosed in the Prospectus, no tax deficiency has been asserted against any such entity, and the Company and the Subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect.  All tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries.

(42)                          Insurance.  Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(43)                          Environmental Law Compliance.  Neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the Subsidiaries.  The Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement and the Prospectus, (A) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the Subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (B) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential,

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retail or commercial properties owned by the Operating Partnership; (C) none of the Operating Partnership, the Company, nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (D) none of the Operating Partnership, the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (E) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (the “CERCLA”) by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); (F) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute.  There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee.  None of the Operating Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a

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forfeiture or reversion of title.  None of the Operating Partnership, the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect.  All liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the Subsidiaries that are required to be described in the Prospectus are disclosed therein.  No lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect.

As used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(44)                          Labor Laws; No Labor Disputes.  Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  There are no existing or, to the knowledge of the Company or the Operating

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Partnership, threatened labor disputes with the employees of the Company or any of the Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(45)                          ERISA.  The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”).  No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”).  Each “pension plan” for which the Company or any of its Subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(46)                          No Improper Payments.  Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (B) engaged in any transactions, maintained any bank account or used any corporate funds, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement or the Prospectus.

(47)                          Past Issuances of Securities.  All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (A) all applicable federal and state securities laws and the laws of the applicable jurisdiction of incorporation of the issuing entity, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) to the extent applicable to the issuing entity, the requirements of the NYSE.

(48)                          Securities Act Compliance.  In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in

20

violation of the Securities Act; the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Securities other than the Registration Statement, the Prospectus Supplement dated May 15, 2015, and filed with the Commission on May 15, 2015, pursuant to Rule 424(b), the Prospectus and any Issuer General Use Free Writing Prospectus.

(49)                          No Broker.  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(50)                          No Relationships.  There is no relationship, direct or indirect, between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Prospectus and that is not so described.

(51)                          Investment Company Act.  Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(52)                          REIT Status.  Commencing with the taxable year ending December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of the Company and the Subsidiaries described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time.

(53)                          Statistical and Market Data.  Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(54)                          Governmental Oversight.  The conduct of business by the Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the Subsidiaries conduct or propose to conduct such business, except as described in the Prospectus and except such regulation as is applicable to commercial enterprises generally.

(55)                          Related Party Transactions.  There are no business relationships or related-party transactions involving the Company on the one hand, and any director, executive

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officer or stockholder of the Company, on the other hand, required to be described in the Registration Statement and the Prospectus, which have not been described as required by the Securities Act.  The Company has not directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company; except as disclosed in the Prospectus, neither the Company has no lending or other commercial relationship with any affiliate of any Placement Agent and the Company will not use any of the proceeds from the sale of the Securities to repay any indebtedness owed to any affiliate of any Placement Agent.

(56)                          Authorization of Advisory Agreement. The Advisory Agreement, dated November 12, 2014, by and among the Company, the Operating Partnership and the Advisor (the “Advisory Agreement”) has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(57)                          OFAC.  Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(58)                          Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(59)                          Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(60)                          Actively Traded Security.  The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(b)                                 Representations and Warranties of the Advisor.  The Advisor represents and warrants to the Placement Agent  as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the Applicable Time, and agrees with the Placement Agent, as follows:

(1)                                 Advisor. The Advisor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated herein. The Advisor has no subsidiaries.

(2)                                 Foreign Good Standings.  The Advisor is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Advisor (an “Advisor Material Adverse Effect”).

(3)                                 Compliance with Laws. The Advisor is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(4)                                 No Defaults. The Advisor is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which it or its properties is bound, except

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in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect.

(5)                                 No Conflicts. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the certificate of formation or limited liability company agreement of the Advisor, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which the Advisor or its assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(6)                                 Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Advisor and is a legal, valid and binding agreement of the Advisor.

(7)                                 Licenses. The Advisor has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct the portion of its business as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect. The Advisor is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, the effect of which could reasonably be expected to result in an Advisor Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus. The Advisor is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement and the Prospectus, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(8)                                 Securities Act Compliance. The Advisor has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Securities other than the Registration Statement, the Prospectus Supplement dated May

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15, 2015, and filed with the Commission on May 15, 2015, pursuant to Rule 424(b), the Prospectus and any Issuer General Use Free Writing Prospectus.

(9)                                 No Litigation. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor, threatened against the Company, any subsidiary or the Advisor or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in the Registration Statement, or where in any such case (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Advisor and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(10)                          No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement and the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have an Advisor Material Adverse Effect, whether or not arising in the ordinary course of business, and (B) any transaction that is material to the Advisor entered into or agreed to be entered into by the Advisor.

(11)                          Absence of Manipulation. Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate of the Advisor take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(12)                          Internal Controls. The Advisor maintains a system of internal control in place sufficient to provide reasonable assurance that: (A) transactions that may be effectuated by the Advisor under the Advisory Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal policies, controls and procedures of the Advisor.

(13)                          Insurance. The Advisor maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(14)                          Labor Laws; Absence of Labor Dispute. The Advisor has not been notified that any officer or other key person of the Company, or a significant number of

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employees of the Advisor and its affiliates, plan to terminate his, her or their employment. Neither the Advisor nor, to the Advisor’s knowledge, any officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Registration Statement and the Prospectus. The Advisor is not in violation of and has not received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have an Advisor Material Adverse Effect. There are no existing or, to the knowledge of the Advisor, threatened labor disputes with the employees of the Advisor that could reasonably be expected to have, individually or in the aggregate, an Advisor Material Adverse Effect.

(15)                          Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Advisor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Advisor, on the other, that is required by the Securities Act or the Securities Act Regulations to be described in the Registration Statement and the Prospectus that is not so described in such documents.

(16)                          Investment Advisers Act. The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Advisory Agreement, as described in the Registration Statement and the Prospectus.

(17)                          Absence of Further Requirements. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Advisor’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated herein.

(18)                          Access to Resources. The Advisor has access to the personnel and other resources necessary for the performance of the duties of the Advisor set forth in the Advisory Agreement to which the Advisor is a party and as disclosed in the Registration Statement and the Prospectus.

(19)                          No Finder’s Fee. Except for the Placement Agent’s discounts and commissions payable by the Company to the Placement Agent in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Advisor has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(20)                          Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived

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from sources that the Advisor believes, after reasonable inquiry, to be reliable and accurate.

(21)                          Advisory Agreement. The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

SECTION 6.                            Sale and Delivery to the Placement Agent; Settlement.

(a)                                 Sale of Placement Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  The Company acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities, (ii) the Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Placement Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)                                 Settlement of Placement Securities.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to the Placement Agent hereunder pursuant to Section 8(a) hereof.

(c)                                  Delivery of Placement Securities.  On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company, through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually

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agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses and the reasonable costs and expense of enforcing this Section 6(c)), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)                                 Denominations; Registration.  If requested by the Placement Agent at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Placement Agent shall have specified in such request.  The certificates for the Securities will be made available for examination and packaging by the Placement Agent in New York City not later than noon (New York time) on the Business Day prior to the Settlement Date.

SECTION 7.                            Covenants of the Company.  The Company and the Operating Partnership hereby, jointly and severally, agree with the Placement Agent as follows:

(a)                                 Registration Statement Amendment.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Placement Agent has not reasonably objected thereto (provided, however, that the failure of the Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Placement Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated

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by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)                                 Notice of Commission Stop Orders.  The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)                                  Delivery of Registration Statement and Prospectus.  Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request.

(d)                                 Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies

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of such amendment or supplement as the Placement Agent may reasonably request.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                                  Blue Sky and Other Qualifications.  The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)                                     Filings with the Exchange.  The Company will timely seek to file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.

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(j)                                    Reporting Requirements.  The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)                                 Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, Common Stock, LTIP units, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including Common Stock issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Placement Agent in advance.

(l)                                     Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agent pursuant to this Agreement during such fiscal quarter.

(m)                             Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by the Placement Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agent may reasonably request.

(n)                                 Disclosure of Sales.  The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual reports on Form 10-K the number of Placement Securities sold through the Placement Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agent with respect to such Placement Securities.  The Company will prepare and file with the Commission, promptly upon the Placement Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Common Stock pursuant to this Agreement.

(o)                                 Representation Dates; Certificate.  On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:

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(i)                                     each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)                                  each time the Company files an annual report on Form 10-K under the Exchange Act (each date of filing of the Company’s annual report on Form 10-K shall be a “10-K Representation Date”);

(iii)                               each time the Company files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)                              each time the Company files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Placement Agent with a certificate, in the form attached hereto as Exhibit I and the Advisor shall furnish the Placement Agent with a certificate, in the form attached hereto as Exhibit J, each within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any 10-K Representation Date.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with the certificates required under this Section 7(o), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Securities, the Company shall provide the Placement Agent with a certificate, in the form attached hereto as Exhibit I and the Advisor shall provide the Placement Agent with a certificate in the form attached hereto as Exhibit J, each dated the date of the Placement Notice.

(p)                                 Legal Opinions.  On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each 10-K Representation Date, the Company shall cause to be furnished to the Placement Agent (i) a written opinion of Andrews Kurth LLP, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D and Exhibit E; (ii) a written opinion of Andrews Kurth LLP, counsel to the Advisor (“Company Special Counsel”), or

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other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F; (iii) a written opinion of Hogan Lovells US LLP, Maryland counsel to the Company (“Company Maryland Counsel”), in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G; and (iv) a written opinion of the Company’s General Counsel (“Company General Counsel”), in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit H; provided, however, that in lieu of such opinions for subsequent 10-K Representation Dates, counsel may furnish the Placement Agent with a letter (a “Reliance Letter”) to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such 10-K Representation Date).  Prior to the date that any Securities are sold hereunder, the Company shall cause Company Maryland Counsel to deliver to the Placement Agent a written opinion that such Securities have been duly authorized, and, when issued in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable, and such written opinion shall be reasonably satisfactory to the Placement Agent in form and substance.

(q)                                 Comfort Letter.  On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and as promptly as practicable following each 10-K Representation Date (but in no event later than the day a Placement Notice is first delivered following such 10-K Representation Date), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agent letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(r)                                    Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Securities to be issued and sold pursuant to this Agreement other than the Placement Agent.

(s)                                   Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

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(t)                                    Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u)                                 No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Placement Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Placement Agent as principal or agent hereunder.

(v)                                 Sarbanes-Oxley Act.  The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(w)                               Regulation M.  If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Placement Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(x)                                 REIT Qualification.  The Company and the Operating Partnership will use their best efforts to enable the Company to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

SECTION 8.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Placement Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (v) the printing and delivery to the Placement Agent of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agent to investors, (vi) the fees and expenses of the transfer agent and registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement

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Agent in connection with, the review by FINRA of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE and (ix) any other transactional fees, charges or taxes imposed by any governmental body or self-regulatory organization.

(b)                                 Fees of Counsel.  The Company shall reimburse the Placement Agent for all reasonable fees of counsel to the Placement Agent incurred in connection with the negotiation, drafting and execution of this Agreement and the transactions contemplated hereby up to $25,000.

(c)                                  Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 9 or Section 12(a)(i) hereof or by the Company pursuant to Section 12(b) hereof, the Company shall reimburse the Placement Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent.

SECTION 9.                            Conditions of the Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Opinions of Counsel.  On or prior to the date that Securities are first sold pursuant to the terms of this Agreement the Company shall furnish to the Placement Agent the opinions, each addressed to the Placement Agent, of (i) Andrews Kurth LLP, counsel for the Company, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D and Exhibit E; (ii) Andrews Kurth LLP, counsel for the Advisor, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F; (iii) a written opinion of Hogan Lovells US LLP, Maryland counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G; and (iv) a written opinion of the Company’s General Counsel, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit H.  Prior to the date that any Securities are sold hereunder, the Company shall cause Company Maryland Counsel to deliver to the Placement Agent a written opinion that such Securities have been duly authorized, and, when issued in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable, and such written opinion shall be reasonably satisfactory to the Placement Agent in form and substance.

(b)                                 No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the

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period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  No Misstatement or Material Omission.  The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)                                 Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e)                                  Representation Certificate.  The Placement Agent shall have received the certificates required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificates is required pursuant to Section 7(o).

(f)                                   Accountant’s Comfort Letter.  The Placement Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g)                                  Approval for Listing.  The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(h)                                 No Suspension.  Trading in the Securities shall not have been suspended on the NYSE.

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(i)                                     Additional Documents.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(j)                                    Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k)                                 Termination of Agreement.  If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

(l)                                     Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices  and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice. The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

SECTION 10.                     Indemnity and Contribution by the Company, the Operating Partnership, the Advisor and the Placement Agent.

(a)                                 Indemnification by the Company, the Operating Partnership and the Advisor.  The Company,  the Operating Partnership and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless the Placement Agent and any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including reasonable attorneys’ fees, the reasonable cost of investigation and the reasonable costs and expenses of enforcing this indemnity) which, jointly or severally, the Placement Agent or any controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements

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made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use therein (that information being limited to that described in Section 10(b) hereof).  The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company, the Operating Partnership and the Advisor may otherwise have.  If any action is brought against the Placement Agent or any controlling person in respect of which indemnity may be sought against the Company,  the Operating Partnership and the Advisor pursuant to the foregoing paragraph of this Section 10(a), the Placement Agent shall promptly notify the Company, the Operating Partnership or the Advisor, as the case may be, in writing of the institution of such action, and the Company,  the Operating Partnership or the Advisor, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Operating Partnership, as the case may be, will not relieve the Company, the Operating Partnership or the Advisor of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Placement Agent or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company, the Operating Partnership or the Advisor, as the case may be, in connection with the defense of such action, or the Company, the Operating Partnership or the Advisor, as the case may be, shall not have employed counsel reasonably satisfactory to the Placement Agent or such controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company, the Operating Partnership or the Advisor (in which case neither the Company, the Operating Partnership, nor the Advisor shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, the Operating Partnership or the Advisor, as the case may be, and paid as incurred (it being understood, however, that neither the Company, the Operating Partnership, nor the Advisor shall be liable for the expenses of more than one separate firm of attorneys for the Placement Agent or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, neither the Company, the Operating Partnership, nor the Advisor shall be liable for any settlement of any such claim or action effected without its consent.

(b)                                 Indemnification by the Placement Agent.  The Placement Agent agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Advisor, the

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Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership, the Advisor or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use therein.  The statements set forth in the sixth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (to the extent such statements relate to the Placement Agent) constitute the only information furnished by or on behalf of the Placement Agent to the Company, the Operating Partnership or the Advisor for the purposes of Section 5(a)(1) and this Section 10.  The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

If any action is brought against the Company, the Operating Partnership, the Advisor or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company, the Operating Partnership, the Advisor or such person shall promptly notify the Placement Agent in writing of the institution of such action and the Placement Agent shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agent will not relieve the Placement Agent of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Company, the Operating Partnership, the Advisor or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership, the Advisor or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such action or the Placement Agent shall not have employed counsel reasonably satisfactory to the Company, the Operating Partnership, the Advisor or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to (in which case the Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified

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parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Placement Agent shall not be liable for any settlement of any such claim or action effected without its written consent.

The total liability of the Placement Agent under this Section 10(b) shall not exceed the total actual sales price of the Securities sold by the Placement Agent that is the subject of the dispute.

(c)                                  Contribution.  If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, the Advisor and by the Placement Agent, each from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership, the Advisor and the Placement Agent in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Operating Partnership and the Advisor shall be deemed to be equal to the gross proceeds from the offering of Securities (before deducting discounts and expenses) received by each of them and benefits received by the Placement Agent shall be deemed to be equal to the underwriting discounts and commissions received the Placement Agent.  The relative fault of the Company, the Operating Partnership, the Advisor and of the Placement Agent shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Operating Partnership and/or the Advisor or by the Placement Agent and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)                                 The Company, the Operating Partnership, the Advisor and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above.  Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Placement Agent and the liability of the Company, the Operating Partnership and/or the Advisor pursuant to this Section 10 shall not exceed the gross proceeds received by the Company, the Operating Partnership and/or the Advisor in the offering.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e)                                  The provisions of this Section shall not affect any agreement among the Company, the Operating Partnership and the Advisor with respect to indemnification.

SECTION 11.                     Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Placement Agent.

SECTION 12.                     Termination of Agreement.

(a)                                 Termination; General.  The Placement Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE MKT LLC, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Termination by the Company.  The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c)                                  Termination by the Placement Agent.  The Placement Agent shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)                                 Automatic Termination.  Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Placement Agent on the terms and subject to the conditions set forth herein.

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(e)                                  Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)                                   Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)                                  Liabilities.  If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11 and Section 19 hereof shall survive such termination and remain in full force and effect.

SECTION 13.                     Notices.  Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Placement Agent shall be directed to the Placement Agent at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities and notices to the Company, the Operating Partnership or the Advisor shall be directed to the offices of the Company at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, fax no. (972) 490-9605, Attention of General Counsel.

SECTION 14.                     Parties.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Placement Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Adjustments for Stock Splits.  The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16.                     Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

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SECTION 17.                     Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.                     Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agent, and the Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Placement Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit K hereto are Permitted Free Writing Prospectuses.

SECTION 19.                     Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 The Placement Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agent has advised or is advising the Company on other matters, and the Placement Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)                                 the public offering price of the Securities was not established by the Placement Agent; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)                                 it is aware that the Placement Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

43

(e)                                  it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

44

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company, the Operating Partnership and the Advisor in accordance with its terms.

Very truly yours,

ASHFORD HOSPITALITY TRUST, INC.

		By:		/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

		By:		Ashford OP General Partner LLC,
its sole general partner

		By:		Ashford Hospitality Trust, Inc.,
its sole member

			By:	/s/ David A. Brooks
David A. Brooks, Vice President

ASHFORD HOSPITALITY ADVISORS LLC

		By:		/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By:	/s/ Kent Ledbetter
Kent Ledbetter,
Director of Investment Banking

Signature Page to Equity Distribution Agreement

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: [ ]

Cc: [ ]

To: [ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Ashford Hospitality Trust, Inc. (the “Company”), Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC (the “Advisor”) and JMP Securities LLC (the “Placement Agent”) dated May 15, 2015 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [ ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[ ] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).  THE COMPANY MAY DIRECT THE PLACEMENT AGENT TO SELL BLOCKS OF STOCK “IN SIZE.”]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

JMP Securities LLC

Kent Ledbetter, Director of Investment Banking

Anthony Wayne, Managing Director, Investment Banking

Brenna Cummings, Vice President, Trading

Scott Solomon, General Counsel

Gil Mogavero, Chief Compliance Officer

Ashford Hospitality Trust, Inc.

Doug Kessler, President

David Brooks, Chief Operating Officer, General Counsel and Secretary

Deric S. Eubanks, Chief Financial Officer

B-1

EXHIBIT C

COMPENSATION

The Placement Agent shall be paid compensation up to:

2.00% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

Exhibit D

FORM OF CORPORATE OPINION
OF ANDREWS KURTH LLP

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA  94111

Re:                             Common Stock Offering of Ashford Hospitality Trust, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $150,000,000, which is being offered by the Company pursuant to a prospectus supplement dated May 15, 2015, which prospectus supplement accompanies a prospectus dated May 15, 2015, through the Company’s agent, pursuant to the Equity Distribution Agreement dated May 15, 2015 (the “Distribution Agreement”) among the Company, Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”) and JMP Securities LLC (the “Agent”).

We are delivering this opinion to you pursuant to Section 9(a) of the Distribution Agreement.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic and complete original documents of all documents submitted to us as facsimile, certified or photostatic copies.  As to any facts material to this opinion that we did not independently establish or verify, we have relied, to the extent we deemed appropriate, upon (i) written representations of (or made on behalf of) (a) the Company, (b) the officers and other representatives of the Company, (c) the Operating Partnership and (d) the officers and other representatives of the Operating Partnership, (ii) written representations made in the Distribution Agreement and in certificates and other documents delivered pursuant to the terms of the Distribution Agreement, (iii) statements and certifications of public officials and (iv) the Opinion Support Certificate (as defined below).

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.                                      The registration statement on Form S-3 (No. 333-204235) of the Company, which was filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the general rules and regulations promulgated thereunder (the “Rules and Regulations”) (such registration statement, as supplemented or amended as of the date hereof, including all exhibits filed as part thereof, all documents incorporated by reference therein, and all information deemed to be a part thereof through Rule 430B, is referred to as the “Registration Statement”);

2.                                      The prospectus, including the prospectus supplement dated May 15, 2015, and the base prospectus dated May 15, 2015, in the form filed by the Company with the SEC pursuant to Rule 424(b)(5), including all documents incorporated by reference therein (collectively, the “Prospectus”);

3.                                      The Company’s Annual Report on Form 10-K, filed with the SEC on March 2, 2015, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the SEC on March 31, 2015 (the “Annual Report”); the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 11, 2015; the Company’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed with the SEC on April 17, 2015; and the Company’s Current Reports on Form 8-K filed with the SEC on January 29, 2015 (with respect to Items 8.01 and 9.01), February 4, 2015, February 23, 2015, March 12, 2015, and March 26, 2015 (with respect to Item 5.02);

4.                                      The executed Distribution Agreement;

5.                                      The Articles of Amendment and Restatement of the Company dated July 28, 2003, as corrected pursuant to the Certificate of Correction dated August 4, 2003 and as amended by Amendment Number One thereto, filed and effective as of May 15, 2015; the Articles Supplementary dated September 21, 2004 creating the Series A Preferred Stock; the Articles Supplementary dated December 28, 2004 creating the Series B-1 Preferred Stock; the Articles Supplementary dated December 28, 2004 creating the Series B-2 Preferred Stock; the Articles Supplementary dated April 10, 2007 creating the Series C Preferred Stock; the Articles Supplementary dated July 17, 2007 creating the Series D Preferred Stock; the Articles Supplementary Establishing Additional Shares of Series D Preferred Stock dated September 20, 2010 and filed on September 21, 2010; the Articles Supplementary dated April 15, 2011 creating the Series E Preferred Stock; the Articles Supplementary Establishing Additional Shares of Series D Preferred Stock dated September 30, 2011; and the Articles Supplementary Establishing Additional Shares of Series E Preferred Stock dated October 14, 2011, each as certified by the Secretary of State of the State of Maryland;

6.                                      The Second Amended and Restated Bylaws of the Company, dated October 26, 2014, as amended through the date hereof, as certified by the Secretary of the Company;

7.                                      The Certificate of Limited Partnership of the Operating Partnership effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

8.                                      The Sixth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated October 8, 2014, as amended through the date hereof (the “OP Partnership Agreement”), as certified by the Secretary of the Company, in its capacity as the sole member of Ashford OP General Partner LLC, the sole general partner of the Operating Partnership;

9.                                      (i) With respect to each of the Subsidiaries (as defined below) that are corporations, copies of the charter and bylaws, certified by the secretary of each such Subsidiary to be true, accurate and complete copies thereof; (ii) with respect to the Subsidiaries that are limited partnerships, copies of the certificate of limited partnership and the agreement of limited partnership or other organization documents, certified by the secretary of the Subsidiary that is the general partner of each such Subsidiary to be true, accurate and complete copies thereof; and (iii) with respect to the Subsidiaries that are limited liability companies, copies of the certificate of formation and the limited liability company agreement or other organization documents, certified by the secretary of each such Subsidiary to be true, accurate and complete copies thereof;

10.                               Copy of the resolutions of the board of directors of the Company, adopted as of May 12, 2015, as certified by the Secretary of the Company;

11.                               Certificates from the Secretary of State of each of the States set forth on Schedule I hereto, as to the good standing under the laws of such States of each of the Subsidiaries and the Company;

12.                               Reports, dated as of recent dates, prepared by Capitol Services, Inc. (the “Search Reports”), purporting to describe all financing statements on file as of the effective dates thereof, which effective date for each report is no earlier than April 21, 2015, in the office of the Secretary of State of the State of Maryland naming the Company as debtor, and in the Office of the Secretary of State of the State of Delaware naming one or more of the Subsidiaries as debtors;

13.                               A certificate, dated the date hereof, executed by the Chief Operating Officer and the Chief Financial Officer and Treasurer of the Company, a copy of which is attached hereto as Exhibit A (the “Opinion Support Certificate”); and

14.                               Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We express no opinion in paragraphs (1) through (18) below as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of Texas, (ii) the Applicable Laws of the United States of America, (iii) certain specified laws of the United States of America to the extent referred to specifically herein, (iv) the Revised Uniform Limited Partnership Act of the State of Delaware, (v) the Limited Liability Company Act of the State of Delaware and (vi) the General Corporation Law of the State of Delaware.

As used herein, the following terms have the respective meanings set forth below:

“Applicable Laws” means those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Distribution Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided that the term “Applicable Laws” does not include:

(a)                                 any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction codes or guidelines, (iii) labor, employee rights and benefits, or occupational safety and health, or (iv) utility regulation;

(b)                                 antitrust laws and other laws regulating competition;

(c)                                  tax laws, rules or regulations; provided, however, the exclusion set forth in this paragraph (c) shall not apply to the opinion set forth in paragraph 16 below;

(d)                                 antifraud laws; provided, however, the exclusions set forth in this paragraph (d) shall not apply to the opinions set forth in paragraph 18 below;

(e)                                  state securities or blue sky laws, rules or regulations; or

(f)                                   any law, rule or regulation that may have become applicable because of any facts specifically pertaining to the Agent or relating to the legal or regulatory status of the Agent.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to (i) the Applicable Laws of the State of Texas, (ii) the Applicable Laws of the United States of America, (iii) the Revised Uniform Limited Partnership Act of the State of Delaware, (iv) the Limited Liability Company Act of the State of Delaware or (v) the General Corporation Law of the State of Delaware.

“Subsidiaries” means each of the subsidiaries of the Company named in Schedule I hereto.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                      The outstanding shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Subsidiaries (other than the Operating Partnership) have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act).  To our knowledge, except as disclosed in Schedule II hereto, all of the outstanding shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Subsidiaries (including the Operating Partnership) are directly or indirectly owned of record and beneficially by the Company.  Other than as described on Schedule III hereto, all such shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, are held free and clear of any security interests perfected by the filing of a financing statement with (i) the Secretary of State of the State of Maryland pursuant to the Uniform Commercial Code of the State of Maryland naming the Company as a debtor or (ii) the Secretary of State of the State of Delaware pursuant to the Uniform Commercial Code of the State of Delaware naming a Subsidiary as debtor.  To our knowledge, except with respect to (i) the Company’s Series E Preferred Stock, which is convertible into common stock pursuant to the Articles Supplementary classifying the Series E Preferred Stock, (ii) the Series E preferred units of limited partnership in the Operating Partnership, which are convertible into common units of limited partnership in the Operating Partnership upon the conversion of Series E Preferred Stock into common stock and (iii) the issued and outstanding common units of limited partnership interest (inclusive of the Class B common partnership units) and long-term incentive partnership units in the Operating Partnership held by partners other than the Company (collectively, the “OP Units”), which are redeemable for cash or, at the option of the Company, into common stock pursuant to the OP Partnership Agreement, there are no outstanding (a) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Company or any of the Subsidiaries, (b) warrants, rights or options to subscribe for or purchase from the Company or any of the Subsidiaries any capital stock, partnership interests, membership interests or other equity interests, as applicable, or any convertible or exchangeable securities or obligations, or (c) obligations of the Company or any of the Subsidiaries to issue any shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, or any convertible or exchangeable securities or obligation, or any warrants, rights or options.

2.                                      Each of the Subsidiaries is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of

Delaware with full corporate, limited partnership or limited liability company power, as applicable, and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and the Prospectus and, as applicable, to execute and deliver the Distribution Agreement and to consummate the transactions described in the Distribution Agreement.

3.                                      The Company and each of the Subsidiaries are duly qualified and are in good standing in each jurisdiction set forth opposite their respective names on Schedule I hereto; except as disclosed in the Prospectus, under the organizational documents of each Subsidiary, no such Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests, membership interests or other equity interests, as applicable, or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.

4.                                      The execution, delivery and performance of the Distribution Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated by the Distribution Agreement do not and will not violate, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the charter, bylaws or other organizational documents of the Company, the Operating Partnership or any other Subsidiary, (ii) the Applicable Laws of the State of Texas, (iii) the Applicable Laws of the United States of America, (iv) the Revised Uniform Limited Partnership Act of the State of Delaware, (v) the Limited Liability Company Act of the State of Delaware, (vi) the General Corporation Law of the State of Delaware, or (vii) any decree, judgment or order identified on Schedule IV hereto or otherwise known to us to be applicable to the Company, the Operating Partnership or any other Subsidiary.

5.                                      The Distribution Agreement has been duly authorized, executed and delivered by the Operating Partnership.

6.                                      No Governmental Approval is required in connection with the execution, delivery and performance of the Distribution Agreement, the consummation of the transactions contemplated therein, and the sale and delivery of the Shares by the Company as contemplated by the Distribution Agreement, other than such as have been obtained or made under the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) and except as (A) may be required under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent or (B) may be required by the Financial Industry Regulatory Authority.

7.                                      The Company is not subject to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the transactions contemplated by the Distribution Agreement will not cause the Company to become an “investment company” within the meaning of the Investment Company Act.

8.                                      All of the OP Units have been duly authorized and validly issued, and are fully paid in accordance with the OP Partnership Agreement; none of such OP Units have been issued or sold in violation of preemptive or similar rights arising under the Revised Uniform Limited Partnership Act of the State of Delaware or under the OP Partnership Agreement.

9.                                      Except as disclosed in the Prospectus, to our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights that have been waived or that are inapplicable with respect to the offering contemplated by the Distribution Agreement.

10.                               The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

11.                               The form of certificate used to evidence the Shares complies in all material respects with the requirements of the New York Stock Exchange.

12.                               Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act was made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

13.                               The Registration Statement, as of its effective date (which was 5:21 p.m. (Eastern time) on May 15, 2015), as of the Applicable Time (as defined in the Distribution Agreement) and as of the date hereof, and the Prospectus, as of its issue date (except in each case for the financial statements and the notes thereto and related schedules and other related financial and accounting data contained or incorporated by reference therein, as to which we do not express an opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (including Form S-3).

14.                               The documents incorporated by reference into the Registration Statement or the Prospectus (except in each case for the financial statements and the notes thereto and related schedules and other related financial and accounting data contained or incorporated by reference therein, as to which we do not express an opinion), at the time they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

15.                               The statements under the captions “Description of our Capital Stock” (except for matters relating to Maryland law) and “Partnership Agreement” in the Prospectus, insofar as such statements constitute a summary of the legal matters, proceedings or documents referred to therein, constitute accurate summaries thereof in all material respects.

16.                               The statements under the captions “Federal Income Tax Consequences of Our Status as a REIT”, as well as the statements under the caption “Risk Factors—Risks Related to Our Status as a REIT” in the Annual Report, insofar as such statements constitute a summary of the legal matters, proceedings or documents referred to therein, constitute accurate summaries thereof in all material respects.

17.                               We have not been engaged to represent the Company or any of the Subsidiaries with respect to any actions, suits or proceedings, inquiries, or investigations against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be disclosed in the Prospectus but are not so disclosed.

18.                               To our knowledge, there are no contracts or documents of a character that are required to be described in the Prospectus, filed as exhibits to the Registration Statement, the Annual Report, any Quarterly Report on Form 10-Q or any Current Report on Form 8-K of the Company incorporated into the Prospectus that have not been so filed or described, and all such descriptions, in all material respects, fairly and accurately set forth the information called for with respect to such contracts and documents.

*    *    *    *    *

Our opinions are subject to the following assumptions and qualifications:

A.                                    In rendering the opinion expressed in paragraph 1 above, we have assumed that the consideration recited in the resolutions of the board of directors or equivalent body of each Subsidiary, approving the issuance of the shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of each such Subsidiary has been received in full by each such Subsidiary.

B.                                    We have assumed that the Search Reports are accurate and complete as of their respective effective dates.  In addition, we have assumed that since the respective effective dates of the Search Reports, no filings or notices have been made with the Secretary of State of the State of Delaware on behalf of any of the Subsidiaries with respect to any outstanding shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, owned directly or indirectly by any such Subsidiaries.

C.                                    The opinions expressed in paragraphs 2 and 3 above as to the valid existence and good standing of the Company and the Subsidiaries under the laws of the States therein referred to are based solely upon our review of certificates from the officials of such States, copies of which have been provided to you and speak only as of the date of such certificates.  The opinion as to good standing is limited to the meaning ascribed to each certificate by the applicable State agency and applicable law.

D.                                    The opinion expressed in paragraph 7 above is given in reliance upon facts set forth in the Opinion Support Certificate.

E.                                     We express no opinion as to the effect on the opinions expressed herein of the compliance or non-compliance of the Agent or any other party (other than the Company, the Operating Partnership and the Subsidiaries) with any state, federal or other laws or regulations applicable to it, and the opinions expressed herein are subject to the compliance by the Agent with all such laws and regulations.

F.                                      With respect to that portion of the opinion expressed in paragraph 16 concerning United States federal income tax matters, such opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  The foregoing opinions are based on current provisions of the Internal Revenue Code and the Treasury regulations thereunder (the “Treasury Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively.  The Internal Revenue Service has not issued Treasury Regulations or administrative interpretations with respect to various provisions of the Internal Revenue Code of 1986, as amended (the “Code”), relating to real estate investment trust (“REIT”) qualification.  No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.  Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein.  If any one of the written statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected.

Treasury Circular 230 Disclosure - To comply with requirements imposed by the Internal Revenue Service, we inform you that any tax advice contained in this written communication (including any attachment) is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person.  If this written communication contains any tax advice that is used or referred to in connection with the promoting, marketing or recommending of any transactions or matters, this written communication should be construed as written to support the promoting, marketing or recommending of the transactions or matters addressed by this written communication, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.  No limitation has been imposed by Andrews Kurth LLP on disclosure of the tax treatment or tax structure of the transactions or matters.

This opinion is being furnished only to you in connection with the sale of the Shares under the Distribution Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity, including any purchaser of any Share from you and any subsequent purchaser of any Share, without our express written permission.  The opinions expressed herein are as of the date hereof only and are based on laws, statutes, regulations, rules, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Furthermore, we inform you that the Registration Statement became effective at 5:21 p.m. (Eastern time) on May 15, 2015.  As of approximately 8:00 a.m. (Eastern time) on the date hereof, we have reviewed the Company’s EDGAR filings on the SEC’s website at www.sec.gov, and solely on the basis thereof, we are not aware of any stop order suspending the effectiveness of the Registration Statement and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

In addition, we have participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company and the Operating Partnership, your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except and to the extent set forth in paragraphs 15, 16 and 18 above), on the basis of the foregoing (relying to the extent we deem necessary as to factual matters in respect of the determination of materiality to the extent we deem appropriate upon statements of fact made by officers and other representatives of the Company), no facts have come to our attention that have led us to believe that the Registration Statement, as of May 15, 2015, as of the deemed effective date with respect to the Agent pursuant to Rule 430(B)(f)(2) of the Rules and Regulations, or as of the date of the Distribution Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its issue date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no statement or belief with respect to the financial statements and the notes thereto and related schedules and other related financial and accounting data included or incorporated by reference into the Registration Statement or the Prospectus or, in each case, any further amendment or supplement thereto.  In addition, nothing came to our attention that would have led us to believe that the Prospectus, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no statement or belief with respect to the financial statements and the notes thereto and related schedules and other related financial and accounting data included or incorporated by reference into the Prospectus or any further amendment or supplement thereto.

Very truly yours,

SCHEDULE I

Jurisdictions of Good Standings and
Foreign Qualifications of Company and Subsidiaries

D-I-1

SCHEDULE II

Equity Interest Not Held by Company

D-II-1

SCHEDULE III
PLEDGED EQUITY INTERESTS OF SUBSIDIARIES

D-III-1

SCHEDULE IV

Decrees, Judgments, and Orders Applicable to:
the Company or any Subsidiary

D-IV-1

EXHIBIT E

FORM OF TAX OPINION OF ANDREWS KURTH LLP

JMP Securities LLC 600 Montgomery Street Suite 1100 San Francisco, CA 94111 3 Columbus Circle

Ladies and Gentlemen:

We have acted as counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $150,000,000, which are being offered by the Company pursuant to a prospectus supplement dated May 15, 2015 (the “Prospectus Supplement”), which Prospectus Supplement accompanies a prospectus dated May 15, 2015 (together with the Prospectus Supplement, the “Prospectus”), through the Company’s agent, JMP Securities LLC (“JMP”), pursuant to the Equity Distribution Agreement dated May 15, 2015 (the “Distribution Agreement”) among the Company, Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Ashford Hospitality Advisors LLC, a Delaware limited liability company, and JMP.

We are delivering this opinion to you pursuant to Section 9(a) of the Distribution Agreement.

In connection with our opinion, we have examined and relied upon the following:

1.              the Company’s Articles of Amendment and Restatement filed July 28, 2003, and the Certificate of Correction to Correct an Error, in the form filed with the State Department of Assessments and Taxation of Maryland on August 7, 2003;

2.              the Company’s Articles Supplementary (Series A Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2004;

3.              the Company’s Articles Supplementary (Series B-1 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

4.              the Company’s Articles Supplementary (Series B-2 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

5.              the Company’s Articles Supplementary (Series C Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 10, 2007;

6.              the Company’s Articles Supplementary (Series D Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on July 17, 2007; the Company’s Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2010; the Company’s Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 30, 2011;

7.              the Company’s Articles Supplementary (Series E Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 15, 2011; the Company’s Articles Supplementary Establishing Additional Shares of Series E Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on October 14, 2011;

8.              the Company’s Amended and Restated Bylaws, as amended by Amendment No. 1 and Amendment No. 2, and the Company’s Second Amended and Restated Bylaws, as certified by the Secretary of the Company;

9.              the Prospectus;

10.       the Distribution Agreement;

11.       the Certificate of Amendment to the Certificate of Limited Partnership of the Operating Partnership, effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

12.       the Amended and Restated Agreement of Limited Partnership of the Operating Partnership between Ashford OP General Partner LLC, as the general partner, and Ashford OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the “Operating Partnership Agreement”), as amended through the relevant dates;

13.       the Officer’s Certificate to Counsel for Ashford Hospitality Trust, Inc. Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of the Company (the “AHT Officer’s Certificate”);

14.       the Officer’s Certificate for Ashford Hospitality Prime, Inc. Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of Ashford Hospitality Prime, Inc. (the “AHP Officer’s Certificate”);

15.       the form of leases entered into between any taxable REIT subsidiary of the Company and each partnership, limited liability company or trust in which the Company directly or indirectly owns an interest, in the form of which is attached to the AHT Officer’s Certificate; and

16.       such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies and conformed copies, (iii) the due authorization, capacity, execution and delivery on behalf of the respective parties thereto of all documents referred to herein and the legal, valid and binding effect thereof on such parties, (iv) the genuineness of all signatures on documents examined by us, (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (vi) each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed.  We have further assumed that each of the parties to each of the documents referred to herein fully complies with all of its obligations thereunder and that there are no arrangements, understandings or agreements among any of the parties relating to such documents other than those evidenced by such documents.  In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the AHT Officer’s Certificate and the AHP Officer’s Certificate and have assumed that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification.  We have also assumed that:

1.              the Company has not made and will not make any amendments to its organization documents or allow amendments to the Operating Partnership Agreement or organization documents of its corporate subsidiaries or partnership, limited liability or trust agreements of its partnership, limited liability company or trust subsidiaries after the date of this opinion that would adversely affect its qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for any taxable year;

2.              Ashford Hospitality Prime, Inc. has not made and will not make any amendments to its organization documents or allow amendments to the Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership between Ashford Prime OP General Partner LLC, as the general partner, and Ashford Prime OP Limited Partner LLC, and certain officers, directors and others as the limited partners, as amended through the date hereof, or organization documents of its corporate subsidiaries or partnership, limited liability or trust agreements of its partnership, limited liability company or trust subsidiaries after the date of this opinion that would adversely affect its qualification as a REIT under the Code;

3.              no action has been or will be taken by the Company, the Operating Partnership, partnership, limited liability company and trust subsidiaries of the Company or corporate subsidiaries of the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based; and

4.              no action has been or will be taken by Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership, partnership, limited liability company and trust subsidiaries of Ashford Hospitality Prime, Inc. or corporate subsidiaries of Ashford Hospitality Prime, Inc. after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

Based on the documents and assumptions set forth above and the representations set forth in the AHT Officer’s Certificate and the AHP Officer’s Certificate, we are of the opinion that:

(a)         for the Company’s taxable years ending December 31, 2003 through 2014, the Company qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Code, and the Company’s organization and present and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

(b)         the Operating Partnership is classified as a partnership for United States federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation under the Code.

It is not possible to predict whether the statements, representations, warranties or assumptions on which we have relied to issue this opinion will continue to be accurate in the future.  We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the AHT Officer’s Certificate and the AHP Officer’s Certificate.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively.  The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification.  No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.  Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein.  This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention.  If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

This letter is for the sole benefit of the addressees and may not be quoted, filed with any governmental authority, or otherwise relied upon by any other person or for any other purposes without our prior written consent.

Very truly yours,

EXHIBIT F

FORM OF OPINION OF ANDREWS KURTH LLP

JMP Securities LLC 600 Montgomery Street, Suite 1100 San Francisco, CA 94111

Re:                             Common Stock Offering of Ashford Hospitality Trust, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (“Ashford Trust”), Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Ashford Trust OP”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), in connection with the issuance and sale by Ashford Trust of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, having an aggregate offering price of up to $150,000,000, which are being offered by Ashford Trust pursuant to a prospectus supplement dated May 15, 2015, which prospectus supplement accompanies a prospectus dated May 15, 2015, through the Company’s agent, pursuant to the Equity Distribution Agreement dated May 15, 2015 (the “Distribution Agreement”) by and among Ashford Trust, Ashford Trust OP, the Advisor and JMP Securities LLC (the “Agent”). We are delivering this opinion to you pursuant to Section 7(p) of the Distribution Agreement.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic and complete original documents of all documents submitted to us as facsimile, certified or photostatic copies.  As to any facts material to this opinion that we did not independently establish or verify, we have relied, to the extent we deemed appropriate, upon (i) written representations of (or made on behalf of) the Advisor and the officers and other representatives of the Advisor, (ii) written representations made in the Distribution Agreement and in certificates and other documents delivered pursuant to the terms of the Distribution Agreement, and (iii) statements and certifications of public officials.

In rendering the opinions set forth herein, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following:

1.              The registration statement on Form S-3 (No. 333-204235) of Ashford Trust, which was filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the general rules and regulations promulgated thereunder (such registration statement, as supplemented or amended as of the date hereof, including all exhibits filed as part thereof and all documents incorporated by reference therein and all information deemed to be a part thereof pursuant to Rule 430B, is referred to as the “Registration Statement”);

2.              The prospectus, including the prospectus supplement dated May 15, 2015, and the base prospectus dated May 15, 2015, in the form filed by Ashford Trust with the SEC pursuant to Rule 424(b)(5) on May 15, 2015, including all documents incorporated by reference therein (collectively, the “Prospectus”);

3.              The executed Distribution Agreement;

4.              The executed Advisory Agreement, dated and effective as of November 12, 2014, by and between Ashford Trust, Ashford Trust OP and the Advisor (the “Advisory Agreement”);

5.              The Certificate of Formation of the Advisor filed with the Secretary of State of the State of Delaware on April 5, 2013, and the Limited Liability Company Agreement of the Advisor, dated as of April 5, 2013;

6.              The Certificate of Limited Partnership of Ashford Trust OP, effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

7.              The Sixth Amended and Restated Agreement of Limited Partnership of Ashford Trust OP, dated October 8, 2014, as amended through the date hereof (the “Ashford Trust OP Partnership Agreement”), as certified by the Secretary of Ashford Trust, in its capacity as the sole member of Ashford OP General Partner LLC, the sole general partner of Ashford Trust OP.

8.              (i) With respect to the Subsidiaries (as defined below) that are corporations, copies of the charter and bylaws, certified by the secretary of each such Subsidiary to be true, accurate and complete copies thereof; (ii) with respect to the Subsidiaries that are limited partnerships, copies of the certificate of limited partnership and the agreement of limited partnership or other organization documents, certified by the secretary of the Subsidiary that is the general partner of each such Subsidiary to be true, accurate and complete copies thereof; and (iii) with respect to the Subsidiaries that are limited liability companies, copies of the certificate of formation and the limited liability company agreement or other organization documents, certified by the secretary of each such Subsidiary to be true, accurate and complete copies thereof;

9.              A copy of the resolutions of the board of directors of Ashford Inc., the sole manager of the Advisor, adopted as of May 13, 2015, as certified by the Secretary of Ashford Inc.

10.       Certificates from the Secretary of State of the States of Delaware and Texas, as to the good standing of the Advisor under the laws of such States; and

11.       Such other documents as we have deemed necessary or appropriate as a basis or the opinions set forth below.

We express no opinion in paragraphs (1) through (10) below as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of Texas, (ii) the Applicable Laws of the United States of America, (iii) certain specified laws of the United States of America to the extent referred to specifically herein, (iv) the Revised Uniform Limited Partnership Act of the State of Delaware, (v) the Limited Liability Company Act of the State of Delaware and (vi) the General Corporation Law of the State of Delaware.

As used herein, the following terms have the respective meanings set forth below:

“Applicable Laws” means those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Distribution Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided that the term “Applicable Laws” does not include:

(a)                                 any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction codes or guidelines, (iii) labor, employee rights and benefits, or occupational safety and health, or (iv) utility regulation;

(b)                                 antitrust laws and other laws regulating competition;

(c)                                  tax laws, rules or regulations;

(d)                                 antifraud laws;

(e)                                  state securities or blue sky laws, rules or regulations; or

(f)                                   any law, rule or regulation that may have become applicable because of any facts specifically pertaining to the Agent or relating to the legal or regulatory status of the Agent.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to (i) the Applicable Laws of the State of Texas, (ii) the Applicable Laws of the United States of America, (iii) the Revised Uniform Limited Partnership Act of the State of Delaware, (iv) the Limited Liability Company Act of the State of Delaware or (v) the General Corporation Law of the State of Delaware.

“Subsidiaries” means the subsidiaries of Ashford Trust named in Schedule I hereto.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                      The Advisor is duly formed and validly existing as a limited liability company, in good standing under the laws of the State of Delaware with full limited liability company power and authority to own its properties and to conduct its business as described in the Prospectus and, as applicable, to execute and deliver the Distribution Agreement and to consummate the transactions described in the Distribution Agreement.

2.                                      The Advisor is duly qualified and in good standing in the State of Texas.

3.                                      The Distribution Agreement has been duly authorized, executed and delivered by the Advisor.

4.                                      The execution, delivery and performance of the Distribution Agreement by the Advisor and the consummation by the Advisor of the transactions contemplated by the Distribution Agreement do not and will not violate, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the charter or bylaws or other organizational documents of the Advisor, (ii) the Applicable Laws of the State of Texas, (iii) the Applicable Laws of the United States of America, (iv) the Limited Liability Company Act of the State of Delaware, or (v) any decree, judgment or order identified on Schedule II hereto or otherwise known to us to be applicable to the Advisor.

5.                                      The execution, delivery and performance of the Advisory Agreement by Ashford Trust, Ashford Trust OP and the Advisor was duly authorized by all necessary corporate, limited partnership or limited liability company action of such party, as applicable;

6.                                      No Governmental Approval is required in connection with the execution, delivery and performance by the Advisor of the Distribution Agreement or the consummation of the transactions contemplated therein.

7.                                      We have not been engaged to represent the Advisor with respect to any actions, suits or proceedings, inquiries, or investigations against the Advisor or any of its officers and directors or to which the properties, assets or rights of the Advisor are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that would reasonably be expected to materially and adversely affect the ability of the Advisor to carry out the transactions contemplated by the Distribution Agreement.

*    *    *    *    *

Our opinions are subject to the following assumptions and qualifications:

A.                                    The opinions expressed in paragraphs 1 and 2 above as to the valid existence and good standing of the Advisor under the laws of the States therein referred to are based solely upon our review of certificates from the officials of such States, copies of which have been provided to you, and speak only as of the date of such certificates.  The opinion as to good standing is limited to the meaning ascribed to each certificate by the applicable State agency and applicable law.

B.                                    We express no opinion as to the effect on the opinions expressed herein of the compliance or non-compliance of the Agent or any other party (other than the Advisor) with any state, federal or other laws or regulations applicable to it, and the opinions expressed herein are subject to the compliance by the Agent with all such laws and regulations.

C.                                    The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.

This opinion is being furnished only to you in connection with the sale of the securities under the Distribution Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity, including any purchaser of any security from you and any subsequent purchaser of any security, without our express written permission.  The opinions expressed herein are as of the date hereof only and are based on laws, statutes, regulations, rules, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

SCHEDULE I

Subsidiaries of Ashford Hospitality Trust, Inc. (the “Subsidiaries”)

F-I-1

SCHEDULE II
Decrees, Judgments, and Orders

APPLICABLE TO THE ADVISOR -

APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY -

F-II-1

EXHIBIT G

FORM OF OPINION OF HOGAN LOVELLS US LLP

Hogan Lovells US LLP Harbor East 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

JMP Securities LLC
600 Montgomery Street

Suite 1100

San Francisco, CA 94111

Re:                                                  Ashford Hospitality Trust, Inc.  Common Stock

Ladies and Gentlemen:

This firm has acted as Maryland counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of up to $150,000,000 of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to the terms of the Equity Distribution Agreement, dated May 15, 2015 (the “Agreement”), by and between the Company, Ashford Hospitality Limited Partnership, a Delaware limited partnership, Ashford Hospitality Advisors LLC, a Delaware limited liability company, and you (the “Agreement”).  This opinion letter is furnished to you pursuant to the requirements set forth in Section 7(p) of the Agreement in connection with the commencement of the offering of shares of Common Stock thereunder on the date hereof.  Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto).  Certain other capitalized terms used herein are defined in Schedule 1 attached hereto.

For purposes of the opinions, which are set forth in paragraphs (a) through (k) below (the “Opinions”), and other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”).  We believe the Documents provide an appropriate basis on which to render the Opinions hereinafter expressed.

In our examination of the Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies).  We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.  In our role as Maryland counsel to the Company, we have assumed that the shares of Common Stock will not be issued in violation of the ownership limit contained in the Charter of the Company.  As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents.  The Opinions are given, and other statements are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante   Amsterdam   Baltimore   Beijing   Brussels   Caracas   Colorado Springs   Denver   Dubai   Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston   Johannesburg   London   Los Angeles   Luxembourg   Madrid   Mexico City   Miami   Milan   Monterrey   Moscow   Munich   New York   Northern Virginia   Paris   Philadelphia   Rio de Janeiro   Rome   San Francisco   São Paulo   Shanghai   Silicon Valley   Singapore   Tokyo   Ulaanbaatar   Warsaw   Washington DC   Associated offices: Budapest   Jakarta   Jeddah   Riyadh   Zagreb.  For more information see www.hoganlovells.com

JMP Securities LLC	- 2 -

This opinion letter is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Maryland (the “MGCL”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions and limitations set forth in this opinion letter, we are of the opinion that:

(a)                                 The Company was duly incorporated and is validly existing as a corporation and in good standing under the MGCL as of the date of the Good Standing Certificate.

(b)                                 The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute, deliver and perform its obligations under the Agreement.

(c)                                  The authorized capital stock of the Company as of May 15, 2015 was as set forth under the caption “Description of our Capital Stock — Authorized Stock” in the Registration Statement and the Prospectus.

(d)                                 The execution and delivery by the Company, and the performance on the date hereof by the Company of its obligations under, the Agreement have been duly authorized by the Company, and the Agreement has been duly executed and delivered by the Company.

(e)                                  The issuance of up to 30,000,000 shares of Common Stock of the Company (the “Shares”) has been duly authorized by the Company for issuance and sale by you under the Agreement and, when issued in accordance with the Agreement and the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares, the Shares will be validly issued, fully paid and non-assessable.

(f)                                   No holder of outstanding shares of common stock or preferred stock of the Company has any statutory preemptive right under the MGCL or any similar right under the Charter or Bylaws of the Company to subscribe for any of the Shares.

(g)                                  The form of certificate evidencing the Shares complies with the requirements of Section 2-211 of the MGCL, the Charter and the Bylaws.

(h)                                 The information in the Registration Statement and the Prospectus under the captions “Description of Our Capital Stock,” “Description of Our Common Stock,” “Description of Our Preferred Stock”, and ““Material Provisions of Maryland Law and of Our Charter and Bylaws”, and in our Annual Report on Form 10-K for the year ended December 31, 2014 under the captions “Risks Related to our Corporate Structure — Our charter, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay or prevent a change of control transaction,” “Risks Related to our Corporate Structure — Our board of directors may create and issue a class or series of preferred stock without stockholder approval,” “Risks Related to our Corporate Structure — Because provisions contained in Maryland law and our charter may have an anti-takeover effect, investors may be prevented from receiving a ‘control premium’ for their shares,” “Risks Related to our Corporate Structure — Our board of directors can take many actions without stockholder approval,” and “Risks Related to our Corporate Structure — Our rights and the rights of our stockholders to take action against our directors and officers are limited,” and under Item 15 in the Registration Statement, to the extent that such information constitutes matters of law, legal

JMP Securities LLC	- 3 -

conclusions or summaries of portions of the MGCL or the Company’s charter or bylaws, have been reviewed by us and is accurate in all material respects.

(i)                                     The Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the Prospectus under the captions “Description of our Common Stock”.

(j)                                    The execution, delivery and performance on the date hereof by the Company of the Agreement do not, (1) violate the MGCL or the Charter or bylaws of the Company, or (2) violate any Maryland court or administrative order, judgment or decree listed on Schedule 2 hereto that names the Company and is specifically directed to it or any of its property.

(k)                                 No approval or consent of, or registration or filing with, any Maryland court, governmental authority or regulatory agency is required to be obtained or made by the Company under the MGCL in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein).  We express no opinion in this letter as to federal or state securities laws or regulations, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.  This opinion letter has been prepared solely for your use in connection with the Closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.  The foregoing notwithstanding, to the extent our Opinions relate to matters of Maryland law, Andrews Kurth LLP may rely on our Opinions in rendering their opinions to you on the date hereof, provided that the full text of Andrews Kurth LLP’s opinion letters state that our Opinions speak only as of the date hereof and that no such reliance will have any effect on the scope, phrasing or originally intended use of our Opinions.

Very truly yours,

Hogan Lovells US LLP

Schedule 1

1.                                      Executed copy of the Agreement.

2.                                      The Registration Statement on Form S-3 (No. 333-204235) (the “Registration Statement”) filed with the Commission on May 15, 2015.

3.                                      The prospectus supplement dated May 15, 2015 (as filed pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus”),

4.                                      The Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on March 2, 2015.

5.                                      The Articles of Amendment and Restatement of the Company together with all amendments and article supplementary as certified by the Maryland State Department of Assessments and Taxation (the “MSDAT”) on May 15, 2015 (the “Charter”), all as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

6.                                      The Second Amended and Restated Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

7.                                      A certificate of good standing of the Company issued by the MSDAT dated May 15, 2015 (the “Good Standing Certificate”).

8.                                      Certain resolutions of the Board of Directors of the Company (the “Board”) or the Executive Committee of the Board adopted at a meeting duly held on May 12, 2015 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to the authorization of the Agreement, the Shares and arrangements in connection therewith.

9.                                      A certificate of certain officers of the Company, dated the date hereof, as to the representations and warranties of the Company set forth in the Agreement and other matters relating to the Shares.

10.                               A certificate of the Secretary of the Company, dated the date hereof, as to the incumbency and signatures of certain officers of the Company.

11.                               The form of certificate evidencing the Shares.

Schedule 2

No items in these categories have been provided to us and identified as items which we should review in connection with rendering this opinion.  We have been authorized to provide you with a copy of the Company Officer’s Certificate to the effect that there is no court or administrative orders, judgments or decrees of any Maryland court or administrative agency.

EXHIBIT H

FORM OF OPINION OF GENERAL COUNSEL

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Re:                             Common Stock Offering of Ashford Hospitality Trust, Inc.

Ladies and Gentlemen:

I have acted as General Counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and the sole member of Ashford OP General Partner LLC, a Delaware limited liability company and general partner of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and to the Operating Partnership in connection with the issuance and sale by the Company of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $150,000,000, which is being offered by the Company pursuant to a prospectus supplement dated May 15, 2015, which prospectus supplement accompanies a prospectus dated May 15, 2015, through the Company’s agent, pursuant to the Equity Distribution Agreement dated May 15, 2015 (the “Distribution Agreement”) by and among the Company, the Operating Partnership, Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”) and JMP Securities LLC (the “Agent”).

I am delivering this opinion to you pursuant to Section 7(p) of the Distribution Agreement.

As counsel for the Company and the Operating Partnership, I have considered the above and investigated such questions of law as I have deemed necessary for the purpose of rendering the opinions expressed herein.  I have relied, to the extent I deemed necessary as to factual matters, upon the directors, certain officers, and employees of the Operating Partnership and the Company.  I have assumed the genuineness of all signatures (other than those of the Operating Partnership and the

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Company), the authenticity and completeness of all documents submitted to me as originals and the conformity to authentic and complete originals of all documents submitted to me as copies.

In rendering the opinions set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

1.                                      The registration statement on Form S-3 (No. 333-204235) of the Company, which was filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the general rules and regulations promulgated thereunder (the “Rules and Regulations”) (such registration statement, as supplemented or amended as of the date hereof, including all exhibits filed as part thereof, all documents incorporated by reference therein and all information deemed to be a part thereof pursuant to Rule 430B, is referred to as the “Registration Statement”);

2.                                      The prospectus, including the prospectus supplement dated May 15, 2015, and the base prospectus dated May 15, 2015, in the form filed by the Company with the SEC pursuant to Rule 424(b)(5), including all documents incorporated by reference therein (collectively, the “Prospectus”);

3.                                      The executed Distribution Agreement;

4.                                      The Articles of Amendment and Restatement of the Company dated July 28, 2003, as corrected pursuant to the Certificate of Correction dated August 4, 2003 and as amended by Amendment Number One thereto, filed and effective as of May 15, 2015; the Articles Supplementary dated September 21, 2004 creating the Series A Preferred Stock; the Articles Supplementary dated December 28, 2004 creating the Series B-1 Preferred Stock; the Articles Supplementary dated December 28, 2004 creating the Series B-2 Preferred Stock; the Articles Supplementary dated April 10, 2007 creating the Series C Preferred Stock; the Articles Supplementary dated July 17, 2007 creating the Series D Preferred Stock; the Articles Supplementary Establishing Additional Shares of Series D Preferred Stock dated September 20, 2010 and filed on September 21, 2010; the Articles Supplementary dated April 15, 2011 creating the Series E Preferred Stock; the Articles Supplementary Establishing Additional Shares of Series D Preferred Stock dated September 30, 2011; and the Articles Supplementary Establishing Additional Shares of Series E Preferred Stock dated October 14, 2011, each as certified by the Secretary of State of the State of Maryland;

5.                                      The Second Amended and Restated Bylaws of the Company, dated February 25, 2014, as amended through the date hereof;

6.                                      The Certificate of Limited Partnership of the Operating Partnership effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

7.                                      The Sixth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated October 8, 2014, as amended through the date hereof (the “OP Partnership Agreement”);

8.                                      (i) With respect to the Subsidiaries (as defined in the Distribution Agreement) that are corporations, copies of the charter and bylaws; (ii) with respect to the Subsidiaries that are limited partnerships, copies of the certificate of limited partnership and the agreement of limited partnership or other organization documents; and (iii) with respect to the Subsidiaries that are limited liability companies, copies of the certificate of formation and the limited liability company agreement or other organization documents;

9.                                      A copy of the resolutions of the board of directors of the Company, adopted as of May 12, 2015; and

10.                               Such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

As used hereinafter, the term “material agreements” shall mean those agreements or documents which, to my knowledge, constitute, all of the existing licenses, indentures, mortgages, deeds of trust, loan or credit agreements or other agreements to which the Company or any Subsidiary (including the Operating Partnership) is a party and by the terms of which the Company or such Subsidiary, as applicable, is bound other than (a) any purchase orders, invoices and similar documents relating to or involving accounts receivable, accounts payable, or current assets or current liabilities which would be reflected in the financial statements of the Company or a Subsidiary, as applicable, or (b) any agreement or document to which the Company or a Subsidiary is a party under which the required payment of cash, or, if there is no required cash payment, the value of property or services involved, is less than $25,000 in the aggregate.  I have not reviewed the items described in (a) and (b) above but have no reason to believe that such instruments would be breached by the entry of the Company and the Operating Partnership into the Distribution Agreement or the consummation of the sale of the Shares pursuant to the Distribution Agreement.

Based on and subject to the limitations and qualifications in this letter and upon such further investigations as I have deemed necessary, I am of the opinion that:

1.                                      Except as disclosed in the Prospectus, no material agreement to which any Subsidiary is a party prohibits or restricts any Subsidiary, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests, membership interests or other equity interests, as applicable, or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.

2.                                      To my knowledge, neither the Company nor any of the Subsidiaries is in violation of any term or provision of its organizational documents, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) any material agreement of such entity or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or on the Company’s or the Operating Partnership’s ability to execute, deliver and perform the Distribution Agreement.

3.                                      The execution, delivery and performance of the Distribution Agreement by the Company, the Operating Partnership and the Advisor and the consummation by the Company, the Operating Partnership and the Advisor of the transactions contemplated by the Distribution Agreement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provision of any material agreement of the Company, any Subsidiary or the Advisor.

4.                                      The issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising under any agreement known to me, to which the Company or any of the Subsidiaries is a party.

5.                                      None of the issued and outstanding common units of limited partnership interest (inclusive of the Class B common partnership units) or preferred units of limited partnership interest in the Operating Partnership have been issued or sold in violation of preemptive or similar rights arising under any material agreement to which the Operating Partnership is a party, and the issuance of the common units of limited partnership interest to be issued to the Company in connection with the Company’s sale of the Shares is not subject to preemptive or similar rights arising under any material agreement of the Operating Partnership.

6.                                      All descriptions in the Prospectus of contracts and other documents that constitute material agreements of the Company or any Subsidiary (including the Operating Partnership) are accurate in all material respects.

In those instances where any conclusions expressed are qualified by statements such as “I do not know of,” “to the best of my knowledge,” “to my knowledge,” “of which I am aware,” “known to me,” or “I am not aware of,” I have, in support of the particular factual matters on which such conclusions are based, relied upon the employees, officers or directors of the Operating Partnership or the Company, as applicable, and have conducted no independent verification of such matters, believing my reliance thereon is justified.

[Signature page follows.]

This opinion is being furnished only to you in connection with the sale of the Shares under the Distribution Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity, including any purchaser of any Share from you and any subsequent purchaser of any Share, without my express written permission.  The opinions expressed herein are as of the date hereof only and are based on laws, statutes, regulations, rules, orders, contract terms and provisions, and facts as of such date, and I disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

David A. Brooks
Chief Operating Officer, General Counsel and Secretary
Ashford Hospitality Trust, Inc.

EXHIBIT I

OFFICERS’ CERTIFICATE

May 15, 2015

The undersigned are Deric S. Eubanks, the Chief Financial Officer of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and David Brooks the Chief Operating Officer, General Counsel and Secretary of the Company and the Vice President of Ashford OP General Partner LLC (the “General Partner”), which is the sole general partner of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”).  Each of the undersigned is authorized to execute and deliver this Certificate in the name of and on behalf of the Company, and Mr. Brooks is authorized to execute this Certificate in the name of and on behalf of the General Partner, in its capacity as the general partner of the Operating Partnership.  The undersigned hereby execute this Certificate pursuant to Section 7(o) of that certain Equity Distribution Agreement, dated May 15, 2015 (the “Equity Distribution Agreement”), among the Company, the Operating Partnership, Ashford Hospitality Advisors LLC (the “Advisor”) and JMP Securities LLC.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned each hereby further certifies, in their respective capacities as officers of the Company and the General Partner, as applicable, that:

1.              The representations and warranties of the Company and the Operating Partnership in the Equity Distribution Agreement are true and correct, as if made on and as of the date hereof, and the Company and the Operating Partnership have complied with all of their respective obligations thereunder and satisfied all of the conditions on their part to be performed or satisfied at or prior to the date hereof;

2.              No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933, as amended;

3.              Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been (A) any Material Adverse Effect, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Properties which has been sustained which could reasonably be expected to have a Material Adverse Effect; and

4.              Andrews Kurth LLP and Hogan Lovells US LLP, counsel to the Company, are entitled to rely on this Officers’ Certificate in connection with the opinions that such firms are rendering pursuant to the Equity Distribution Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, I have hereunto set my hand as of the      day of      ,      .

ASHFORD HOSPITALITY TRUST, INC.

By:
Name:
Title:

By:
Name:
Title:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC,
its sole general partner

By:
Name:
Title:

Officers’ Certificate - Signature Page

I-2

EXHIBIT J

OFFICERS’ CERTIFICATE OF ADVISOR

ASHFORD HOSPITALITY ADVISORS LLC

OFFICERS’ CERTIFICATE

We, David A. Brooks, the duly elected, qualified and acting Chief Operating Officer, and Deric S. Eubanks, the duly elected, qualified and acting Chief Financial Officer, of Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), are familiar with the facts herein certified and are authorized to execute this Officers’ Certificate on behalf of the Advisor, pursuant to Section 7(o) of the Equity Distribution Agreement, dated May 15, 2015 (the “Equity Distribution Agreement”), by and among Ashford Hospitality Trust, Inc., a Maryland corporation, Ashford Hospitality Limited Partnership, a Delaware limited partnership, the Advisor and JMP Securities LLC.  Capitalized terms used but not defined herein shall have the meanings set forth in the Equity Distribution Agreement.

We do hereby certify on behalf of the Advisor as follows:

1.             The representations and warranties of the Advisor in the Equity Distribution Agreement are true and correct, as if made on and as of the date hereof, and the Advisor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof.

2.             No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

3.             Subsequent to the respective dates as of which information was given in the Prospectus, there has not been (a) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have an Advisor Material Adverse Effect, whether or not arising in the ordinary course of business, or (b) any transaction that is material to the Advisor.

[Signature page follows.]

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The undersigned recognize that the matters set forth in this certificate are being relied upon by the Placement Agent and by the law firms of Andrews Kurth LLP and Hogan Lovells US LLP, counsel to the Advisor, in rendering their respective opinions in connection with the Equity Distribution Agreement referred to above.

IN WITNESS WHEREOF, I have hereunto set my hand as of the       day of      ,      .

Officers’ Certificate - Ashford Hospitality Advisors LLC - Signature Page

J-2

EXHIBIT K

ISSUER FREE WRITING PROSPECTUSES

None.

K-1